UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2018

ENTERPRISE PRODUCTS PARTNERS L.P.
 (Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

1100 Louisiana Street, 10th Floor, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 381-6500

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01 Entry into a Material Definitive Agreement.
364-Day Revolving Credit Agreement
On September 12, 2018, Enterprise Products Operating LLC, a Texas limited liability company (“EPO”) and the operating subsidiary of Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), entered into a 364-Day Revolving Credit Agreement among EPO, as Borrower, the Lenders party thereto, and Citibank, N.A. as Administrative Agent (the “364-Day Credit Agreement”). Under the terms of the 364-Day Credit Agreement, EPO may borrow up to $2.0 billion (which may be increased by up to $200 million to $2.2 billion at EPO’s election, provided certain conditions are met) at a variable interest rate for a term of 364 days, subject to the terms and conditions set forth therein.
The 364-Day Credit Agreement replaces EPO’s existing 364-Day Revolving Credit Agreement, dated as of September 13, 2017 (which provided for an aggregate borrowing capacity of $1.5 billion and had a maturity date of September 12, 2018), among EPO, the Lenders party thereto, Citibank N.A., as Administrative Agent, and certain financial institutions from time to time named therein, as Co-Documentation Agents.  EPO may use the proceeds from loans under the 364-Day Credit Agreement for working capital, capital expenditures, acquisitions and other company purposes.
EPO’s obligations under the 364-Day Credit Agreement are not secured by any collateral; however, they are guaranteed by the Partnership pursuant to a Guaranty Agreement (the “364-Day Guaranty Agreement”). Amounts borrowed under the 364-Day Credit Agreement mature on September 11, 2019, although EPO may, between 15 and 60 days prior to the maturity date, elect to have the entire principal balance then outstanding continued as non-revolving term loans for a period of one additional year, payable on September 11, 2020.
In addition to interest payments on outstanding borrowings, on a quarterly basis, EPO is required to pay a facility fee on each lender’s commitment irrespective of commitment usage. The facility fee amount and the applicable rate spread for Eurodollar loans and alternate base rate loans will vary based on EPO’s senior debt credit rating.
The 364-Day Credit Agreement contains customary representations, warranties, covenants (affirmative and negative) and events of default, the occurrence of which would permit the lenders to accelerate the maturity date of amounts borrowed under the 364-Day Credit Agreement. The 364-Day Credit Agreement also restricts EPO’s ability to pay cash distributions to the Partnership if an event of default (as defined in the 364-Day Credit Agreement) has occurred and is continuing at the time such distribution is scheduled to be paid or would result therefrom.
The descriptions of the 364-Day Credit Agreement and the 364-Day Guaranty Agreement in this Item 1.01 are qualified in their entirety by reference to the full text of the 364-Day Credit Agreement and the 364-Day Guaranty Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 12, 2018, EPO entered into the 364-Day Credit Agreement. The information relating to the 364-Day Credit Agreement and related 364-Day Guaranty Agreement, as set forth under Item 1.01, is incorporated by reference into this Item 2.03. The 364-Day Credit Agreement is filed as Exhibit 10.1 hereto and the related 364-Day Guaranty Agreement is filed as Exhibit 10.2, and each is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective as of August 24, 2018, Bryan F. Bulawa resigned as Senior Vice President and Chief Financial Officer of Enterprise Products Holdings LLC, the general partner of Enterprise Products Partners L.P. (the “Partnership”).  Mr. Bulawa’s departure did not result from any disagreement with the Partnership, its general partner or its management on any matter relating to the Partnership’s business operations, policies or practices.

Effective as of September 11, 2018, in connection with Mr. Bulawa’s departure, Mr. Bulawa and Enterprise Products Company, an affiliate of the Partnership and Mr. Bulawa’s employer (“EPCO”), entered into a Separation Agreement (the “Agreement”), in which EPCO agreed to pay to Mr. Bulawa (i) a lump sum amount of $4.8 million in cash and (ii) up to 18 months of medical benefits.  As consideration for these payments, Mr. Bulawa agreed, among other things, (i) not to disclose any confidential information or trade secrets of EPCO or its affiliates (including the Partnership), (ii) not to solicit any customers or employees of EPCO or its affiliates through September 30, 2019, and (iii) to waive his right to bring certain claims against EPCO or its affiliates.  Mr. Bulawa may revoke the Agreement until September 18, 2018.  The Agreement is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On September 12, 2018, the Partnership issued a press release announcing the execution of the 364-Day Credit Agreement described in Item 1.01 above, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1	364-Day Revolving Credit Agreement, dated as of September 12, 2018, among Enterprise Products Operating LLC, the Lenders party thereto, and Citibank, N.A. as Administrative Agent.
10.2	Guaranty Agreement, dated as of September 12, 2018, by Enterprise Products Partners L.P. in favor of Citibank, N.A., as Administrative Agent.
10.3	Separation Agreement dated effective as of September 11, 2018.
99.1	Press Release dated September 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
	By:	Enterprise Products Holdings LLC, its General Partner

Date: September 12, 2018	By:	/s/ R. Daniel Boss
	Name:	R. Daniel Boss
	Title:	Senior Vice President ̶ Accounting and Risk Control

	By:	/s/ Michael W. Hanson
	Name:	Michael W. Hanson
	Title:	Vice President and Principal Accounting Officer

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